UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2021 (February 11, 2021)
Atkore Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37793	90-0631463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16100 South Lathrop Avenue, Harvey, Illinois 60426
(Address of principal executive offices) (Zip Code)

(708) 339-1610
(Registrant's telephone number, including area code)

Atkore International Group Inc.
(Former name )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.01 par value per share	ATKR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 11, 2021, Atkore International Group Inc. (the “Company”) filed with the state of Delaware Secretary of State the Certificate of Amendment of the Company's Third Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to change its corporate name to “Atkore Inc.” effective February 16, 2021. The Company's common stock will commence trading under the name Atkore Inc. on February 16, 2021.

The Certificate of Amendment of the Company's Third Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 hereto. To reflect the assumption of the new corporate name, the Company will effect conforming changes to its Bylaws. Besides the name change, there were no other changes to the Company’s Articles or Bylaws. The Company’s common stock will continue to trade on the NYSE under its current ticker symbol, “ATKR,” and the CUSIP number assigned to the Company’s common stock remains the same.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of Atkore International Group Inc.
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATKORE INC.

By: /s/ Daniel S. Kelly
Daniel S. Kelly
Vice President, General Counsel and Secretary

Date: February 12, 2021